                                                                    Exhibit 10.6

                               APACHE CORPORATION

                  AMENDED AND RESTATED CONDITIONAL STOCK GRANT
                                    AGREEMENT

     THIS AGREEMENT is made effective as of January 1, 2005 between APACHE CORPORATION, a Delaware corporation (the "Company"), and G. Steven Farris ("Grantee") as an amendment and restatement of the agreement initially entered into by the parties on December 17, 1998 and subsequently amended June 6, 2001.

     1. GRANT. Subject to the terms of this Agreement and effective as of December 17, 1998, the Company hereby granted to Grantee a conditional stock award (the "Award") of up to 100,000 shares (230,992 shares after adjustment*) of the Company's common stock, par value $0.625 per share (the "Common Stock").

     2. RESTRICTIONS. The Award granted hereunder is subject to the following terms, conditions, restrictions and risks of forfeiture:

          (a) Shares of Common Stock to be issued pursuant to this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee until vested and paid in accordance with paragraph 2(b) and not otherwise forfeited in accordance with the terms hereof.

          (b) Subject to the other provisions of this Agreement, the Award shall be payable to Grantee in periodic installments (each an "Installment"), on the fifth anniversary of each commencement date (each a "Commencement Date") as set out below for each applicable Installment (each a "Vesting Date"):

        INSTALLMENT           COMMENCEMENT DATE     VESTING DATE
        -----------           -----------------     ------------
(in shares of Common Stock)
           6,667               January 1, 1999    January 1, 2004
 (15,398 after adjustment*)
           13,333              January 1, 2000    January 1, 2005
 (30,798 after adjustment*)
           20,000              January 1, 2001    January 1, 2006
 (46,200 after adjustment*)
           26,667              January 1, 2002    January 1, 2007
 (61,598 after adjustment*)
           33,333              January 1, 2003    January 1, 2008
 (76,998 after adjustment*)

* adjusted for the Company's (i) ten-percent stock dividend, record date December 31, 2001, paid January 21, 2002, (ii) five-percent stock dividend, record date March 12, 2003, paid April 2, 2003, and (iii) two-for-one stock split, record date December 31, 2003, distributed January 14, 2004.

Each Installment shall be paid to Grantee within five (5) business days of the applicable Vesting Date for such Installment as follows: 60% of the value of the Installment shall be in the form of shares of Common Stock and 40% of the value of the Installment (inclusive of withholding of any required income tax withholding) shall be in the form of cash. The value of each applicable Installment shall be the product of (i) the number of shares for such Installment as set out in the above table, and (ii) the closing price of the shares of Common Stock on The New York Stock Exchange, Inc. Composite Transactions Reporting System ("NYSE") on the Vesting Date or, if the Vesting Date is not a day on which the NYSE is open for trading, the last business day preceding the Vesting Date when the NYSE is open for trading. Except as otherwise provided in subparagraph (d) through (e) below, Grantee shall not be entitled to any payment with respect to any Installment unless Grantee is employed by the Company on the applicable Vesting Date.

          (c) If, prior to any Vesting Date, Grantee elects to discontinue his employment with the Company, or his employment with the Company is terminated for cause, as defined in that certain Employment Agreement between Grantee and the Company dated June 6, 1988, then Grantee shall forfeit all Installments of the Award for which a Vesting Date has not occurred as of the date of termination as provided above.

          (d) If, prior to any Vesting Date, the Company elects to terminate Grantee's employment with the Company other than for cause as defined in subparagraph (c) above, or Grantee dies or becomes totally disabled, then Grantee (or his beneficiary, as stated below in the case of death) shall be entitled to receive payment, as provided in this subparagraph (d), for the value of all Installments for which a Commencement Date has occurred on or prior to the date of termination, death or total disability, as applicable. The payment for the value of such Installment(s) shall be made to Grantee within thirty (30) days of the date of termination, death or disability, as applicable, shall be solely in cash, with the value of such Installment(s) being the product of (i) the number of shares for such Installment or Installments as set out in the above table, and (ii) the closing price of the shares of Common Stock on the NYSE on the date of termination, death or disability, as applicable, or, if such date is not a day on which the NYSE is open for trading, the last business day preceding such date when the NYSE is open for trading. Grantee may name a beneficiary or beneficiaries to receive any payment which he would otherwise be entitled to hereunder in the event of his death while in the employ of the Company. Such designation shall be made on a form to be provided by and filed with the Corporate Secretary of the Company. If Grantee fails to designate a beneficiary or no designated beneficiary survives Grantee, such payment shall be made to the legal representative of Grantee's estate. Grantee shall not be entitled to receive payment under this subparagraph (d) for any Installment for which a Commencement Date has not occurred as of the date of termination, death or disability, as applicable.

          (e) If, prior to any Vesting Date, an individual other than Grantee or the current Chief Executive Officer of the Company, becomes the Chief Executive Officer of the Company (which, for purposes of this subparagraph, shall include any entity which comes to control the Company), then Grantee, upon written request to the

Company, is entitled to receive payment, as provided in this subparagraph (e), for the value of all Installments for which a Commencement Date has occurred on or prior to the date of the written request The payment for such Installment(s) shall be made to Grantee within thirty (30) days of receipt of Grantee's notice, shall be solely in cash, with the value of such Installment(s) being the product of (i) the number of shares for such Installment or Installments as set out in the above table, and (ii) the closing price of the shares of Common Stock on the NYSE on the date of such written request or if such date is not a day on which the NYSE is open for trading, the last business day preceding such date when the NYSE is open for trading.

          (f) The shares of Common Stock issuable in accordance with this Agreement have not be registered under the Securities Act of 1933, as amended (the "Act"), and are subject to the restrictions contained in paragraph 8 of this Agreement.

     3.   ENFORCEMENT OF RESTRICTIONS.

          (a) Each stock certificate issued in the name of Grantee pursuant to this Agreement shall bear the following restrictive legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A CONDITIONAL STOCK GRANT AGREEMENT DATED AS OF DECEMBER 17, 1998, BY AND BETWEEN APACHE CORPORATION AND G. STEVEN FARRIS, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATE SECTETARY OF THE COMPANY.

          (b) Grantee shall not be entitled to delivery of the stock certificate for the share portion of any Installment of the Award until such Installment has vested in Grantee and been paid by the Company in accordance with paragraph 2(a). Prior to the Vesting Date for any Installment, all stock certificates shall be held by the Corporate Secretary and Grantee hereby agrees to execute a blank stock power with respect to the stock certificate representing the share portion of any Installment.

     4. PRIVILEGES OF A STOCKHOLDER. Upon the occurrence of a Commencement Date and subject to the restrictions of paragraph 2, Grantee shall have all voting, dividend and liquidation rights of a stockholder of the Company with respect to the shares of Common Stock subject to the applicable Installment, notwithstanding that such Installment is unvested.

     5. ADMINISTRATION. This Agreement shall be administered by the Board of Directors of Apache Corporation (the "Board of Directors") or any committee thereof as may be empowered by the Board of Directors. Any action taken or decision made by the Company, the Board of Directors, or its delegates arising out of or in connection with the construction, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this Agreement, Grantee and all persons claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under this Agreement by the Company, the Board of Directors, or its delegates.

     6.   ADJUSTMENTS.

          (a) If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a stock dividend or any other distribution upon such shares payable in shares of Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the outstanding shares of Common Stock (hereinafter a "capital restructuring"), then upon the occurrence of a capital restructuring, the number of shares of Common Stock of each unvested Installment shall be appropriately increased, decreased or changed in like manner as if the number of shares of Common Stock of each unvested Installment had been issued, outstanding, fully paid and non-assessable at the record date for the capital restructuring.

          (b) In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 50 percent of the outstanding shares of Common Stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of subparagraph (c) hereof do not apply, the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company, shall either (i) make appropriate provision for the adoption and continuation of this Agreement by the acquiring or successor corporation and for the protection of Grantee by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to any outstanding Installment, provided that no additional benefits shall be conferred upon Grantee as a result of such substitution, or (ii) upon written notice to Grantee, the Board of Directors, in its sole discretion, if it so elects, may accelerate the vesting of any unvested Installment so that all unvested Installments become fully vested (and become immediately payable upon vesting) at the time of, or prior to, any such event.

          (c) In the event of a change of control of the Company, as defined below, all unvested Installments shall automatically vest, without further action by the Board of Directors, as of the date of such change of control. Payment shall occur on or before the fifth business day following the change of control.

          (d) For purposes of this Agreement, a "change of control" shall mean any of the events specified in the Company's Income Continuance Plan, as amended, or any successor plan which constitute a change in control within the meaning of such plan.

          (e) Any adjustments under this paragraph shall be made by the Board of Directors whose determination with regard thereto shall be final and binding on all parties.

     7. WITHHOLDING OF TAX. The Grantee hereby agrees that the Company is entitled to make any required income tax withholding from any payments made under paragraph 2.

     8. INVESTMENT REPRESENTATION. Grantee hereby acknowledges that any shares of Common Stock issued pursuant to this Agreement are acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement under the Act or an applicable exemption from the registration requirements of the Act and any applicable state securities laws and the following legend shall be imprinted on any stock certificate.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OFFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE SECURITIES LAWS OR AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

     9. LISTING AND REGISTRATION OF COMMON STOCK. This Agreement shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock issued pursuant to this Agreement upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of the shares hereunder, this Agreement may not be accepted in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     10. NO RIGHT TO CONTINUE AS DIRECTOR OR EMPLOYEE. Nothing contained in this Agreement shall interfere with or limit in any way the right of the stockholders of the Company to remove Grantee from the Board of Directors pursuant to the Bylaws or the Restated Certificate of Incorporation of the Company, nor confer upon Grantee any right to continue in the employment of the Company.

     11. NOTICES. Any notice hereunder to the Company shall be addressed to:
Apache Corporation, One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Corporate Secretary, and any notice to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally or enclosed in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) with the United States Postal Service.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under or through Grantee.

     13. GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Texas.

     IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement on September 15, 2005. The Agreement is effective as of January 1, 2005.

ATTEST:                                 APACHE CORPORATION


/s/ Cheri L. Peper                      /s/ Jeffrey M. Bender
-------------------------------------   ----------------------------------------
Cheri L. Peper                          By: Jeffrey M. Bender
Corporate Secretary                     Its: Vice President


                                        GRANTEE


                                        /s/ G. Steven Farris
                                        ----------------------------------------
                                        G. Steven Farris
                                        Printed Name


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